UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 30, 2022

TPI COMPOSITES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37839	20-1590775
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8501 N. Scottsdale Rd, Gainey Center II, Suite 100

Scottsdale, Arizona 85253

(Address of Principal Executive Offices) (Zip Code)

(480) 305-8910

(Registrant's telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01	TPIC	NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On March 30, 2022, Jack Henry and Daniel Weiss notified TPI Composites, Inc. (the “Company”) of their decision to retire and not to stand for re-election to the Board of Directors (the “Board”) of the Company at the 2022 Annual Meeting of Stockholders (the “Annual Meeting”). Mr. Henry’s and Mr. Weiss’s retirement will be effective immediately after the conclusion of the Annual Meeting.   There are no disagreements between the Company and either of Mr. Henry or Mr. Weiss, relating to the Company’s operations, policies, or practices that resulted in either of Mr. Henry’s and Mr. Weiss’s decision to not stand for re-election.

The Company thanks Mr. Henry and Mr. Weiss for their many years of service on the Board and their many valuable contributions to the Company.  Mr. Henry and Mr. Weiss have served as directors of the Company since 2008 and 2009, respectively. The Company expects to discuss the continuing composition of the various committees of the Board in the Company’s proxy statement for the Annual Meeting.

Item 8.01. Other Events

The information set forth in item 5.02 of this Current Report on Form 8-K is incorporated by reference as if fully set forth herein.

Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the Company’s 2022 Annual Meeting of Stockholders. The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and on our website at www.tpicomposites.com. Copies may also be obtained, free of charge, by contacting the Company at (480) 305-8910.  Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Company, its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2022 Annual Meeting of Stockholders. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is available in the Company’s public filings with the SEC, including without limitation, on Forms 3 and 4.  Stockholders are advised to read the Company’s proxy statement for the Annual Meeting and other relevant documents when they become available before making any voting decision because they will contain important information. You can obtain free copies of these referenced documents as described above.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

104 – Cover page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPI Composites, Inc.

Date: March 30, 2022	By:	/s/ Adan Gossar
Adan Gossar
Interim Chief Financial Officer